                             [FORM OF FACE OF NOTE]


     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $500.60. THE ISSUE DATE IS AUGUST 19, 1997, AND THE YIELD TO STATED MATURITY IS 3.50% PER ANNUM (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).



     "THIS NOTE (OR ITS PREDECESSOR)HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY,
(B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (F) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT WHICH DELIVERS A CERTIFICATE IN THE FORM OF EXHIBIT B TO THE INDENTURE TO THE INDENTURE TRUSTEE UNDER THE INDENTURE DATED AS OF AUGUST 19, 1997, BETWEEN THE COMPANY AND FIRSTAR BANK OF MINNESOTA, N.A., AS INDENTURE TRUSTEE, OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                             COSTCO COMPANIES, INC.

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE 2017

No. Q-1

Issue Date:  August 19, 1997                 CUSIP No. 22160QAAO
Issue Price:             $499.60
Original Issue Discount: $500.40
(for each $1,000 Principal amount)

     Costco Companies, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the Principal Amount of $200,000,000.00 Dollars on August 19, 2017.

    This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

                                   COSTCO COMPANIES, INC.


                                   By: ________________________
                                       Title:


ATTEST:


_______________________________




Date:  ________________________

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION



________________________________


as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.





By:  __________________________________
          Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE 2017

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest therein.

1.   INTEREST

     This Security shall not bear interest except as specified in this paragraph. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change of Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if shares of Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Security in accordance with the terms of Article 10 of the Indenture is not delivered when due, then in each such case the overdue amount shall bear interest at the rate of 3.50% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.50% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security, and cease to accrue on the earlier of (a) the date on which the Principal Amount at Stated Maturity hereof or any portion of such
-----------------
    Include if Global certificate.

Principal Amount at Stated Maturity becomes due and payable and (b) any Redemption Date, Conversion Date, Change of Control Purchase Date, Purchase Date or other date on which such Original Issue Discount shall cease to accrue in accordance with Section 2.08 of the Indenture.

2.   METHOD OF PAYMENT

    Subject to the terms and conditions of the Indenture, Costco Companies, Inc. (the "Company") will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date, Change of Control Purchase Date or Conversion Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments in respect of a certificated Security, if applicable, by check payable in such money; provided that payment by wire transfer of immediately available funds will be required with respect to payments in respect of all Global Securities and all other Securities the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent five days before the payment date.

3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR

     Initially, Firstar Bank of Minnesota, N.A., as trustee (the
"Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar, upon notice to the Trustee and the Holders.
The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   INDENTURE

     The Company issued the Securities under an Indenture, dated as of August 19, 1997 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and, as in effect on the date of the Indenture (the "TIA"), except as provided in
Section 9.03 of the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general, unsecured obligations of the Company limited to the aggregate Principal Amount specified in Section 2.02 of the Indenture (subject to Section 2.07 of the Indenture). The

Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, PROVIDED, that the Securities are not redeemable prior to August 19, 2002.

     The table below shows the Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table through the actual Redemption Date.


                                               REDEMPTION
REDEMPTION DATE                                  PRICE
---------------                                  -----
August 19, 2002..................              $594.25
August 19, 2003..................               615.23
August 19, 2004..................               636.95
August 19, 2005..................               659.44
August 19, 2006..................               682.72
August 19, 2007..................               706.82
August 19, 2008..................               731.78
August 19, 2009..................               757.62
August 19, 2010..................               784.36
August 19, 2011..................               812.06
August 19, 2012..................               840.73
August 19, 2013..................               870.41
August 19, 2014..................               901.14
August 19, 2015..................               932.96
August 19, 2016..................               965.90

At maturity.....................              1,000.00

6.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Stated Maturity of such Securities, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Price (equal to the Issue Price plus accrued Original Issue Discount through such Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

          Purchase Date             Purchase Price
          -------------             --------------
          August 19, 2002              $594.25
          August 19, 2007              $706.82
          August 19, 2012              $840.73

     Subject to the terms and conditions of the Indenture, if any Change of Control occurs on or prior to August 19, 2002, the Company shall, at the option of the Holder, purchase all Securities for which a Change of Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change of Control, for a Change of Control Purchase Price equal to the Issue Price, plus accrued Original Issue Discount through the Change of Control Purchase Date, which Change of Control Purchase Price shall be paid in cash.

    Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the Purchase Date or Change of Control Purchase Date, as the case may be.

    If cash sufficient to pay the Purchase Price or Change of Control Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, upon surrender of such Security).

7.   NOTICE OF REDEMPTION

     Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.   CONVERSION

     Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on August 19, 2017; PROVIDED, HOWEVER, that if a Security is called for redemption, the Holder may convert it at any time before the close of business on the date that is seven days prior to the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Security into Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate. A Security in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

    The initial Conversion Rate is 11.3545 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

    To convert a Security a Holder must (i) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 4.05 of the Indenture), (ii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iii) pay any transfer or similar tax, if required.

     If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

    A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock, except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder thereof through the delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

    The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Market Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

    If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another person, or in certain other circumstances described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

     Any Securities called for redemption, unless surrendered for conversion before the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest if any, to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.  PERSONS DEEMED OWNERS

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.  UNCLAIMED MONEY OR SECURITIES

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that at the Company's request, the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in THE WALL STREET JOURNAL or another newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

13.  AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 or Section 10.14 of the Indenture or to make any change that does not adversely affect the rights of any Securityholder.

14.  DEFAULTS AND REMEDIES

    Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change of Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (ii) failure either to deliver shares of Common Stock (or cash in lieu of fractional shares) in accordance with the terms of the Indenture when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and such failure is not remedied for a period of 10 days; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default (A) in the payment of any principal on any debt for borrowed money of the Company, in an aggregate principal amount in excess of $10 million when due at its final maturity, or (B) in the performance of any term or provision of any debt for borrowed money of the Company in an aggregate principal amount in excess of $10 million that results in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

    Securityholders may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

15.  TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES

     In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

18.  SUBORDINATION

     The Securities are subordinated to Senior Indebtedness (as defined in the Indenture), and all obligations of the Company with respect to the Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

19.  AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Certificate of Authentication on the other side of this Security.

20.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common) and CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

21.  GOVERNING LAW

    THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR

-------------------

     This certificate shall be included only for the Transfer Restricted Securities.

ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                             -------------------

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     Costco Companies, Inc.
     999 Lake Drive
     Issaquah, Washington  98027
     Attn:  Treasurer

         ASSIGNMENT FORM                  CONVERSION NOTICE

To assign this Security, fill      To convert this Security into
in the form below:                 Common Stock of the Company,
                                   check the box:

                                          ----
I or we assign and transfer               :   :
this Security to                          :   :
                                          -----

     ------------------------
     (Insert assignee's soc.
     sec. or tax ID no.)           To convert only part of this
                                   Security, state the Principal
------------------------------     Amount to be converted (which
                                   must be $1,000 or an integral
------------------------------     multiple of $1,000):

                                       ----------
------------------------------         :$       :
                                       ----------
------------------------------
(Print or type assignee's
name, address and zip code)        If you want the stock
                                   certificate made out in
and irrevocably appoint            another person's name, fill
____________________ agent         in the form below:
to transfer this Security on
the books of the Company.  The         ----------
agent may substitute another           :        :
to act for him.                        ----------

                                        (Insert person's soc.
          EXCHANGE FORM                 sec. or tax ID no.)

To exchange its beneficial         ------------------------------
interest in Global Security
held by the Depositary for a       ------------------------------
Security or Securities in
definitive, registered form of     ------------------------------
authorized denominations and an
aggregate principal amount equal   ------------------------------
to its beneficial interest in      (Print or type person's name,
such Global Security, a Holder     address and zip code)
should check the box

    -----
    :    :
    :    :
    -----


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Date:                  Your Signature:                         *
      ----------------                 ------------------------

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


(Sign exactly as your name appears on the other side of this Security)

* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES***

          The following exchanges of a part of this Global Security for Definitive Securities have been made:

          Amount of         Amount of         Principal Amount
          decrease in       increase in       at Maturity         Signature of
          Principal Amount  Principal Amount  of this Global      authorized
          at Maturity       at Maturity of    Security following  signatory of
Date of   of this Global    this Global       such decrease (or   Trustee or
Exchange  Security          Security          increase)           Securities
                                                                  Custodian
-------------------------------------------------------------------------------

-------------------

*** This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re:  ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE 2017 OF COSTCO
     COMPANIES, INC.

     This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

     / / has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     / / has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.06 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

     / / Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     / / Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities
Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06 (d)(i)(B) of the Indenture).

     / / Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).

-------------------

     / / Such Security is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, that is purchasing such Security for its own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of $250,000, not with a view to or for offer for sale in connection with any distribution in violation of the Securities Act. A signed transferee letter of representation accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(D) or Section 2.06(d)(i)(D) of the Indenture)


                                        ---------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           ------------------------


Date:
     ---------------------------